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                                                                    EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of October 25, 2001, is made and entered into by and between The Advisory Board Company (the "Company") and Frank Williams (the "Executive").

         1. EMPLOYMENT. The Company agrees to employ the Executive on the terms and conditions stated herein to perform and discharge such services and duties as are reasonably required of the Chief Executive Officer and such other services and duties as he may be assigned from time to time by the Company's Board of Directors (the "Board") and such other persons as the Board may designate. The Executive agrees to accept such employment with the Company and to devote his full and best efforts, energies and abilities to the Company on a full-time basis, provided, however, the Executive may serve as a director of any company that is not, in the sole discretion of the Board, directly or indirectly in competition with the Company, as long as such service does not interfere with his duties and obligations to the Company.

         2. TERM. The term of this Agreement (the "Term") shall commence upon the initial public offering of the Company's Common Stock (the "Effective Date") and shall continue until this Agreement is terminated pursuant to Section 7 below.

         3. COMPENSATION. During the Term, the Company shall pay the Executive a base salary of Five Hundred Thousand Dollars ($500,000.00) per annum, payable in installments in accordance with the Company's policy governing salary payments to executive employees generally. The Board will review the Executive's salary periodically and may, in its sole discretion, grant increases to the Executive's salary or pay discretionary bonuses. For the fiscal year ending March 31, 2002 the Company agrees to pay the Executive a discretionary bonus of up to One Hundred Thousand Dollars ($100,000.00), with a target amount of Fifty Thousand Dollars ($50,000.00). The Company shall provide the Executive with the standard benefits it provides to other senior executive employees, as such benefits may be modified from time to time.

         4. EXPENSES. The Company shall reimburse the Executive for all reasonable and necessary business expenses incurred by him in the performance of his duties hereunder, in accordance with its policies, and provided they are vouchered in a form satisfactory to the Internal Revenue Service and consistent with the Company's policy for the deduction of such expenses.

         5. COMPLIANCE WITH OTHER AGREEMENTS. The Executive represents and warrants that (A) his performance hereunder shall not conflict with any agreement to which he is a party; (B) he will not use in his performance hereunder any information, material or document of a former employer which is a trade secret or otherwise confidential or proprietary to such employer, without first obtaining written authorization for such use from such employer. The Executive agrees not to enter into any agreement which may conflict with this Agreement, and authorizes the Company to disclose the terms of this Agreement to any person or entity.

         6. NON-COMPETITION AGREEMENT AND INDEMNITY AGREEMENT. On the date hereof, the Executive and the Company shall execute the Non-Competition Agreement in the form attached hereto as Exhibit A (the "Non-Competition Agreement"), and the Indemnity Agreement in the form attached hereto as Exhibit B (the "Indemnity Agreement"), which are incorporated herein in their entirety by this reference.

         7. TERMINATION. If the Executive's employment by the Company is terminated, the Executive immediately shall resign his position as a director of the Company. The termination of the Executive's employment by the Company shall be governed by the following:

         (a) Termination by the Company for Cause. The Company may terminate the employment of the Executive for Cause at any time upon three months' notice. For the purposes of this Agreement the term "Cause" for termination shall mean the commission of an act of fraud, or theft against the Company; conviction for any felony; conviction for any misdemeanor involving moral turpitude which might, in the Company's reasonable opinion, cause embarrassment to the Company; willful misconduct; or, after receipt of written notice, willful or repeated (A) violation of Company policy, or (B) non-performance or substandard performance of duties. In the event of


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termination pursuant to this Section 7(a), the Company may relieve the
Executive's of his duties under this Agreement at any time during the notice period, provided, that, the Company shall continue to pay the Executive's salary and benefits during such period. At the end of the notice period, the Executive shall not be entitled to any further compensation or benefits from the Company except compensation or benefits earned prior to such date pursuant to the express terms of this Agreement, or provided for under the Company's Stock-Based Incentive Compensation Plans between the Company and the Executive (the "Stock Option Agreements") or the Non-Compete Agreement.

         (b) Termination by the Company Without Cause or by the Executive for Good Reason. The Company may terminate the employment of the Executive at any time without Cause and the Executive may terminate his employment with the Company for Good Reason at any time upon three months' written notice to the Company. In the event of termination pursuant to this Section 7(b): (A) the Company shall continue to pay the Executive's base salary for a period of one year after termination; (B) all of the stock options granted to the Executive pursuant to the Stock Option Plans shall vest and immediately become exercisable and expire one year thereafter; (C) the Executive shall serve as a consultant to the Company, working a minimum of four days each month at no additional charge to the Company, for a period of one year. Upon termination pursuant to this
Section 7(b), other than the foregoing, the Executive shall not be entitled to any further compensation or benefits from the Company except compensation or benefits earned prior to the date of termination pursuant to the express terms of this Agreement, or provided for under the Stock Option Agreements or the Non-Competition Agreement. For the purposes of this Agreement the term "Good Reason" means, (i) a diminution in the Executive's base salary or title, or (ii) a material diminution in the Chief Executive Officer's authority, duties, or responsibilities when compared to the Chief Executive Officer's authority, duties, or responsibilities at the signing of this agreement.

         (c) Termination by Death, Disability. The Executive's employment shall terminate immediately upon his death or disability. For the purposes of this Agreement, the term "disability" means a serious and permanent medical incapacity or disability that precludes the Executive from performing his duties under this Agreement for a continuous period of 180 days. The Company, at its expense, may retain a physician reasonably acceptable to the Executive to confirm the existence of such incapacity or disability. In the event of termination under this Section 7(c), all of the stock options granted to the Executive pursuant to the Stock Option Plans shall vest and immediately become exercisable and expire one year thereafter. Other than the foregoing, neither the Executive nor his estate shall be entitled to any further compensation or benefits from the Company except compensation or benefits earned prior to the date of termination pursuant to the express terms of this Agreement, or provided for under the Stock Option Agreements or the Non-Competition Agreement.

         (d) Termination by the Executive without Good Reason. The Executive may terminate his employment without Good Reason at any time upon three months' written notice to the Company. In the event of termination pursuant to this Section 7(d), the Company may relieve the Executive's of his duties under this Agreement at any time during the notice period, provided, that, the Company shall continue to pay the Executive's salary and benefits during such period. In the event of termination pursuant to this Section 7(d), the Executive shall not be entitled to any further compensation or benefits from the Company except for compensation or benefits earned prior to the date of termination pursuant to the express terms of this Agreement, or provided for under the Stock Option Agreements or the Non-Competition Agreement.

         (e) Change of Control. Upon a Change of Control (A) 50% of all stock options granted to the Executive under the Stock Option Plans shall vest and immediately become exercisable on the date of the Change of Control, and (B) the remaining 50% of all stock options granted to the shall vest and immediately become exercisable on the second anniversary of the Change of Control. For the purposes of this Agreement, a "Change of Control" shall have occurred if, as a result of one or more related transactions after the initial public offering of the Company's Common Stock, the majority of the capital stock of the Company or substantially all of its assets are purchased by, or the Company is merged with, another company. However, a "Change of Control" shall not include a purchase by or merger with another company if Employee is appointed the CEO of the successor or combined entity.

         8. ARBITRATION. The parties shall endeavor to settle all disputes by amicable negotiations. Any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration in, as follows:



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         (a)      Any such arbitration shall be heard in the District of
Columbia, before a panel consisting of one arbitrator, who shall be impartial. Except as the parties may otherwise agree, the arbitrator shall be appointed in the first instance by the appropriate official in the District of Columbia office of the American Arbitration Association or, in the event of his or her unavailability by reason of disqualification or otherwise, by the appropriate official in the New York City office of the American Arbitration Association. In determining the number and appropriate background of the arbitrator, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the identity of the arbitrator shall be final. Except as otherwise provided in this Section 9, all of the arbitration proceedings shall be conducted in accordance with the rules of the arbitrator.

         (b) An arbitration may be commenced by any party to this Agreement by the service of a written request for arbitration upon the other affected parties. Such request for arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the appointing authority for appointment of arbitrator ten days following such service or thereafter. If the arbitrator is not appointed by the appointing authority within thirty days following such reference, any party may apply to any court within the District of Columbia for an order appointing an arbitrator qualified as set forth below.

         (c) The prevailing party in any arbitration under this Section 8 shall be entitled to reimbursement from the losing party of all reasonable attorneys' fees and costs in connection with such arbitration. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

         (d) Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (e) It is intended that controversies or claims submitted to arbitration under this Section 9 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

         9. GOVERNING LAW. This Agreement shall be interpreted, construed and governed according to the laws of the District of Columbia, without regard to the of conflicts of laws rules thereof.

         10. HEADINGS AND CAPTIONS. The paragraph headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof.

         11. SURVIVAL. The provisions of the Non-Competition Agreement, the Indemnity Agreement and the Stock Option Agreements (and any agreements incorporated therein by reference) shall survive the termination and/or expiration of this Agreement.

         12. ENTIRE AGREEMENT. This Agreement, the Stock Option Agreements, the Non-Competition Agreement attached hereto as Exhibit A and the Indemnity Agreement attached hereto as Exhibit B, contain and represent the entire agreement of the parties and supersede all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. To the extent that this Agreement and the Non-Competition Agreement conflict with any of the Stock Option Agreements or any other agreement to which the Executive and the Company are parties, the provisions of this agreement shall govern as between the Executive and the Company.

         13. SEVERABILITY. If any such provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction or any arbitrator, such provision shall be deleted from this Agreement and this Agreement shall be construed to give full effect to the remaining provisions hereof.

         14. WAIVER; AMENDMENT. This Agreement may not be modified or amended in any way unless in a writing signed by both the Executive and the Company. It is understood and agreed that one party's failure at any


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time to require the performance by the other party of any of the terms, provisions, covenants or conditions hereof shall in no way affect the first party's right thereafter to enforce the same, nor shall the waiver by either party of the breach of any term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach.

         15. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns.

         16. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed: (A) if to the Company, to Chairman of the Board, The Advisory Board Company, The Watergate, 600 New Hampshire Avenue, N.W., Washington, D.C. 20037; or (B) if to the Executive, to his last known home address on file with the Company; or to such other address as the parties shall have furnished to one another in writing.

         17. COUNTERPARTS. This Agreement may be executed in two or more counterparts all of which shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

                          [The signature page follows.]




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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, to be effective as of the Effective Date.


                                           THE ADVISORY BOARD COMPANY


/s/ FRANK WILLIAMS                         By: /s/ JEFFREY D. ZIENTS
-------------------------------            ----------------------------------
Frank Williams                      Name:  Jeffrey D. Zients
                                           Title:  Chairman of the Board




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